Exhibit 99.1

CONTACT:	MARK J. GRESCOVICH,
PRESIDENT & CEO
PETER J. CONNER, CFO
(509) 527-3636

NEWS RELEASE

Margot James Copeland and Paul Walsh Join Banner Corporation Board of Directors

Walla Walla, WA – March 4, 2022 - Banner Corporation (NASDAQ GSM: BANR) (“Banner”), the parent company of Banner Bank (“Bank”), today announced that Margot James Copeland and Paul J. Walsh have been appointed to the Board of Directors effective March 1, 2022.  Copeland and Walsh were also appointed to the Board of Directors of Banner Bank.
Copeland specializes in developing strategies in the areas of workforce development and management, leadership, diversity & inclusion, philanthropy, and community outreach & engagement.  She has over 20 years of experience, with her previous positions being at KeyBank and KeyBank Foundation, Cleveland, Ohio. At KeyBank, she was Executive Vice President and Director Corporate Philanthropy and Community Engagement from 2001 through 2019; during the same period, she served as Board Chair and Chief Executive Officer for KeyBank Foundation. As a corporate officer and leader of corporate philanthropy and civic engagement, Copeland was a member of KeyBank’s Corporate Social Responsibility Council, which focused on philanthropic investments, corporate citizenship, and regulatory and corporate strategy. She was also a member of the Diversity & Inclusion Council and she served as KeyBank’s Chief Diversity Officer from 2001 through 2013. Prior to joining KeyBank, Copeland served on the Advisory Board of US Bank (formerly Firstar) from 1998 through 2001.
Copeland received a Master’s degree from The Ohio State University, a Bachelor of Science in Physics from Hampton University, Hampton, Virginia and an Honorary Doctorate of Humane Letters from Cuyahoga Community College, Cleveland, Ohio.  Copeland will serve on the Compensation and Human Capital Committee and the Credit Risk Committee.
Walsh is a technology leader with more than 25 years of experience in both scale and scope with some of the most respected brands in the industry.  He is currently Senior Vice President, Head of Digital, Engineering, and IT at Sony Interactive Entertainment, which he joined in January 2022.  He was an Executive-In-Residence with Adobe from 2021 to 2022.  Walsh served as Senior Vice President and Global Chief Digital Officer with Lenovo from 2018 to 2020.  Prior to Lenovo, Walsh served as Senior Vice President, Platform Strategy & Innovation for Visa Inc. from 2016 to 2018.  He previously served as the Global Chief Information Officer at Dell from 2013 through 2015.  Walsh is also an experienced advisory board member.
Walsh received a Bachelor of Science, BSc Computer Science at Griffith College, Dublin, Ireland.  Walsh will serve on the Audit and Risk Committees.
“We are very pleased to have Margot and Paul join our Boards of Directors,” stated Mark J. Grescovich, President and CEO.  “Margot and Paul are exceedingly well known and highly respected in our business communities.  They bring different strengths and a broad depth of knowledge that should help propel us forward as we continue to position the organization for future success.”
In addition, Banner announced that Brent A. Orrico, a member of the Boards of Directors since 1999 and current Chairman of the Boards, will not be standing for re-election at Company’s 2022 Annual Meeting of Shareholders, and that Merline Saintil, a member of the Boards of Directors, will resign from the Boards effective upon the adjournment of the Company’s 2022 Annual Meeting.

BANR - Press Release
March 4, 2022

About the Company
Banner Corporation is a $16.80 billion bank holding company operating one commercial bank in four Western states through a network of branches offering a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.
Forward-Looking Statements
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “may,” “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” “potential,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made and based only on information then actually known to Banner.  Banner does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.  These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements and could negatively affect Banner’s operating and stock price performance.
The COVID-19, pandemic is adversely affecting us, our clients, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Deterioration in general business and economic conditions, including increases in unemployment rates, or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways. Other factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for credit losses, which could necessitate additional provisions for credit losses, resulting both from loans originated and loans acquired from other financial institutions; (2) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for credit losses or writing down of assets or impose restrictions or penalties with respect to Banner’s activities; (3) competitive pressures among depository institutions; (4) interest rate movements and their impact on client behavior and net interest margin; (5) uncertainty regarding the future of the London Interbank Offered Rate (LIBOR), and the potential transition away from LIBOR toward new interest rate benchmarks; (6) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (7) fluctuations in real estate values; (8) the ability to adapt successfully to technological changes to meet clients’ needs and developments in the market place; (9) the ability to access cost-effective funding; (10) disruptions, security breaches or other adverse events, failures or interruptions in, or attacks on, information technology systems or on the third-party vendors who perform critical processing functions; (11) changes in financial markets; (12) changes in economic conditions in general and in Washington, Idaho, Oregon and California in particular; (13) the costs, effects and outcomes of litigation; (14) legislation or regulatory changes, including but not limited to changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (15) changes in accounting principles, policies or guidelines; (16) future acquisitions by Banner of other depository institutions or lines of business; (17) future goodwill impairment due to changes in Banner’s business, changes in market conditions, including as a result of the COVID-19 pandemic or other factors; (18) the costs associated with Banner Forward and (19) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; and other risks detailed from time to time in our filings with the Securities and Exchange Commission including our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K.